Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.  60 to Registration Statement No. 033-14567 on Form N-1A of our reports dated February 13, 2014, relating to the financial statements and financial highlights of VP Balanced Fund, VP Capital Appreciation Fund, VP Growth Fund, VP Income & Growth Fund, VP International Fund, VP Large Company Value Fund, VP Mid Cap Value Fund, VP Ultra Fund, VP Value Fund, and VP Vista Fund, each a series of American Century Variable Portfolios, Inc., appearing in the Annual Report on Form N-CSR of American Century Variable Portfolios, Inc. for the year ended December 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectus for VP Capital Appreciation Fund and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
March 24, 2014